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                                                                   Exhibit 10.3

                   CEVA, INC. TECHNOLOGY TRANSFER AGREEMENT

   This Technology Transfer Agreement (this "Agreement"), effective as of November 1, 2002 (the "Effective Date"), is entered into by and between DSP Group Inc. ("DSPGI"), a Delaware corporation, and Ceva, Inc. ("Ceva"), a Delaware corporation and a wholly owned subsidiary of DSPGI.

                                   RECITALS

   A. DSPGI is engaged in the business of designing, manufacturing and marketing high performance digital signal processing integrated circuit devices for cordless telephone, computer telephony, voice-over-broadband and other products.

   B. Ceva is engaged in the business of developing and licensing to third parties digital signal processing cores for the manufacture of integrated circuit devices.

   C. DSPGI owns or otherwise holds certain intellectual property rights and other assets relating to the digital signal processing cores described on Exhibit A to this Agreement, which intellectual property rights and other assets it desires to assign to Ceva, and Ceva desires to receive such assignment of intellectual property rights and other assets from DSPGI, in accordance with the terms and conditions set forth herein.

                                  AGREEMENTS

   Now, therefore, in consideration of the mutual covenants and the other terms and conditions contained herein, the Parties (as defined below) hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

   In addition to the capitalized terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

   SECTION 1.1. "Additional Necessary Licensed IP" shall mean all technology, information and materials of any kind, such as designs, development kits, emulators, tools, libraries, test suites, documentation, parts lists, board layouts, design materials, databases, know-how, methods, processes, and work in progress, each to the extent that they are necessary to continue operating the Licensing Business as currently conducted by the licensing division of DSPGI, but are not included in the Licensing Business Assets. The parties acknowledge and agree that the Additional Necessary Licensed IP does not include the Licensed IP Modules or Process Information.

   SECTION 1.2. Affiliate. "Affiliate" of any Person shall mean a Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction

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of the management and policies of such Person, whether through ownership of voting securities or other interests, by contract or otherwise. A Person shall be deemed an Affiliate only for so long as such control exists. Notwithstanding the foregoing, DSPGI and Ceva shall not be considered Affiliates of each other, and DSPGI shall not be deemed to control Ceva.

   SECTION 1.3. Combination Agreement. "Combination Agreement" shall have the meaning set forth in the Separation Agreement.

   SECTION 1.4. Confidential Information. "Confidential Information" shall mean the Ceva Confidential Information or DSPGI Confidential Information, as applicable.

   SECTION 1.5. Ceva Confidential Information. "Ceva Confidential Information" shall mean any and all (a) Existing Cores, Other Transferable Licensing IP, patent applications and provisional patent applications included in the Transferable Patents, Other Transferable Assets, Third Party Licenses, Other Contracts and Employee Proprietary Information Agreements, including all technology, information and materials included in such items, and (b) other technology, information and materials related to research, products, services, hardware or software, inventions, processes, designs, drawings, engineering or other technology which is supplied or licensed by Ceva (in this capacity, the "Disclosing Party") to DSPGI (in this capacity, the "Receiving Party") after the Effective Date and which is designated in writing as proprietary or confidential (or with a similar designation) or, if disclosed orally or by demonstration, is designated as confidential or proprietary at the time of disclosure and summarized in a writing so designated within thirty (30) days of the initial disclosure. Ceva Confidential Information shall not include, however, information or material which (i) is or becomes available to the relevant public other than as a result of a wrongful act or omission by the Receiving Party, (ii) except with respect to the items described in subsection
(a) above, was available to the Receiving Party (without a duty of confidentiality owed to the Disclosing Party with respect to such information or material) prior to its receipt from the Disclosing Party, (iii) becomes available to the Receiving Party from a Person not otherwise bound by a confidentiality agreement with the Disclosing Party with respect to such information or material, or (iv) except with respect to the items described in subsection (a) above, was independently developed by the Receiving Party.

   SECTION 1.6. Ceva Employees. "Ceva Employees" shall have the meaning set forth in the Separation Agreement.

   SECTION 1.7. Ceva Licensed Products. "Ceva Licensed Products" shall mean digital signal processing cores designed and developed by or for Ceva, its successors or assigns, and its or their Affiliates, that consist principally of an Existing Core and that also incorporate one or more of the Licensed Chip Modules, where such Licensed Chip Modules are bundled with, and are used with, such Existing Core.

   SECTION 1.8. Corage Ltd. Technology Transfer Agreement. "Corage Ltd. Technology Transfer Agreement" shall mean the Corage, Ltd. Technology Transfer Agreement of even date herewith by and between Corage, Ltd. and DSP Group Ltd.

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   SECTION 1.9. Disclosing Party.  "Disclosing Party" shall have the meaning set forth in Sections 1.5 and 1.10, as applicable.

   SECTION 1.10. DSPGI Confidential Information. "DSPGI Confidential Information" shall mean any and all (a) Licensed IP Modules and Process Information and all technology, information and materials included in such items, and (b) other technology, information and materials related to research, products, services, hardware or software, inventions, processes, designs, drawings, engineering or other technology which is supplied or licensed by DSPGI (in this capacity, the "Disclosing Party") to Ceva (in this capacity, the "Receiving Party") after the Effective Date and which is designated in writing as proprietary or confidential (or with a similar designation) or, if disclosed orally or by demonstration, is designated as confidential or proprietary at the time of disclosure and summarized in a writing so designated within thirty (30) days of the initial disclosure. DSPGI Confidential Information shall not include, however, information or material which (i) is or becomes available to the relevant public other than as a result of a wrongful act or omission by the Receiving Party, (ii) except with respect to the items described in subsection
(a) above, was available to the Receiving Party (without a duty of confidentiality owed to the Disclosing Party with respect to such information or material) prior to its receipt from the Disclosing Party, (iii) becomes available to the Receiving Party from a Person not otherwise bound by a confidentiality agreement with the Disclosing Party with respect to such information or material, or (iv) except with respect to the items described in subsection (a) above, was independently developed by the Receiving Party.

   SECTION 1.11. DSPGI Products. "DSPGI Products" shall mean any products now or hereafter manufactured, sold or otherwise distributed by, for or under license from DSPGI, its successors and assigns, or its or their current or future Affiliates.

   SECTION 1.12. Effective Date. "Effective Date" shall have the meaning set forth in the Preamble.

   SECTION 1.13. Existing Cores. "Existing Cores" shall mean the digital signal processing cores set forth on Exhibit A to this Agreement, including the designs that constitute such cores.

   SECTION 1.14. Governmental Authority. "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

   SECTION 1.15. Licensed Chip Modules. "Licensed Chip Modules" shall mean the chip modules set forth in item G.2 of Exhibit G to this Agreement.

   SECTION 1.16. Licensed IP Modules. "Licensed IP Modules" shall mean the Licensed Chip Modules and the Licensed Software Modules.

   SECTION 1.17. Licensed Software Modules. "Licensed Software Modules" shall mean (a) the software modules set forth in item G.1 of Exhibit G to this Agreement, and (b) the database set forth in item G.3 of Exhibit G to this Agreement.

   SECTION 1.18. Licensing Business. "Licensing Business" shall have the meaning set forth in the Separation Agreement.

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   SECTION 1.19. Licensing Business Assets.  "Licensing Business Assets" shall have the meaning set forth in the Separation Agreement.

   SECTION 1.20. Other Contracts. "Other Contracts" shall have the meaning set forth in Section 5.2.

   SECTION 1.21. Other Intangible Property Rights. "Other Intangible Property Rights" shall mean copyrights, rights in mask works (including, but not limited to, the rights protected under 17 U.S.C. (S)(S) 901-914 or any successor statute), trade secrets, and other rights with respect to confidential or proprietary information, database rights, and other intellectual property rights, but specifically excluding (a) patents and patent applications, (b) trademarks, service marks and trade names, and registrations of, and applications to register, trademarks, service marks and trade names, and other rights with respect to source or origin, (c) Internet domain names and registrations thereof, and (d) rights with respect to the items in clauses (a) through (c).

   SECTION 1.22. Other Transferable Assets. "Other Transferable Assets" shall have the meaning set forth in Article IV.

   SECTION 1.23. Other Transferable Licensing IP. "Other Transferable Licensing IP" shall mean the development kits, emulators, tools, libraries, test suites, documentation, parts lists, board layouts, design materials, databases, work in progress, and other technology and materials set forth in items B.3 through B.7 of Exhibit B to this Agreement.

   SECTION 1.24. Party or Parties. "Party" or "Parties" shall mean DSPGI and/or Ceva, including their permitted successors and assigns.

   SECTION 1.25. Person. "Person" shall mean an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

   SECTION 1.26. Process Information. "Process Information" shall mean the information set forth in item G.4 of Exhibit G to this Agreement.

   SECTION 1.27. Products Business. "Products Business" shall have the meaning set forth in the Separation Agreement.

   SECTION 1.28. Receiving Party. "Receiving Party" shall have the meaning set forth in Sections 1.5 and 1.10, as applicable.

   SECTION 1.29. Representative. "Representative" shall mean with respect to a Person, any and all directors, officers, employees, representatives, or agents of such Person.

   SECTION 1.30. Separation Agreement. "Separation Agreement" shall mean the Separation Agreement of even date herewith by and among DSPGI, DSP Group Ltd., Ceva, Inc., DSP Ceva, Inc. and Corage, Ltd.

   SECTION 1.31. Third Party or Third Parties. "Third Party" or "Third Parties" shall mean any entity other than a Party or an Affiliate of a Party.

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   SECTION 1.32. Third Party Licenses.  "Third Party Licenses" shall have the meaning set forth in Section 5.1.

   SECTION 1.33. Transferable Domain Names. "Transferable Domain Names" shall mean the Internet domain names set forth in part B.2.3 of Exhibit B to this Agreement, including the registrations of such domain names and any rights under contract (including agreements with domain name registrars) for registrations of such domain names.

   SECTION 1.34. Transferable Licensing IP. "Transferable Licensing IP" shall mean (a) the Transferable Domain Names, Transferable Marks and Transferable Patents, and (b) the Other Intangible Property Rights in and to (i) the Existing Cores and (ii) the Other Transferable Licensing IP.

   SECTION 1.35. Transferable Marks. "Transferable Marks" shall mean the trademarks, service marks and trade names set forth in parts B.2.1 and B.2.2 of Exhibit B to this Agreement, including any registrations of, and applications to register, such trademarks, service marks and trade names.

   SECTION 1.36. Transferable Patents. "Transferable Patents" shall mean all patents, patent applications and provisional patent applications (including any patents issuing in respect of such patent applications and provisional patent applications) set forth in part B.1 of Exhibit B to this Agreement, together with any continuations, continuations-in-part, reissues, divisionals and renewals of any such patents and patent applications and any foreign counterparts thereof.

   SECTION 1.37. Transferring Entities. "Transferring Entities" shall mean DSPGI and all of its Affiliates immediately prior to the Effective Date, other than DSP Group Ltd., Corage, Ltd., Ceva, Inc. and their subsidiaries.

                                  ARTICLE II

                   TRANSFER OF INTELLECTUAL PROPERTY RIGHTS

   SECTION 2.1. Assignment. Except only for the rights retained by, or granted back to, DSPGI (for itself, its successors and assigns, and its and their current and future Affiliates) elsewhere in this Agreement, DSPGI, on behalf of itself and the Transferring Entities, hereby irrevocably assigns, sells, transfers and sets over to Ceva, and its successors and assigns, all right, title and interest of the Transferring Entities throughout the world in and to the Transferable Licensing IP, including, but not limited to, all benefits, privileges, causes of action, and remedies relating to the Transferable Licensing IP, whether before or hereafter accrued, including, without limitation, the exclusive rights to (a) apply for and maintain all registrations, applications, renewals and/or extensions therefor, (b) bring actions (at law, in equity or otherwise) for all past, present and/or future infringements or misappropriations thereof, (c) settle and retain proceeds from any such actions, and (d) grant licenses or other interests therein to any Person. The foregoing includes (and DSPGI, on behalf of itself and the Transferring Entities, hereby irrevocably assigns, sells, transfers and sets over to Ceva, and its successors and assigns) the goodwill and reputation of the business connected with and symbolized by the Transferable Marks. Ceva hereby accepts such assignment and assumes (and shall pay, perform and discharge

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when due) all obligations with respect to such Transferable Licensing IP accruing from and after the Effective Date.

   SECTION 2.2. Retention of Certain Rights.

   (a) Subject to the terms and conditions of this Agreement, and notwithstanding Section 2.1, DSPGI retains for itself, its successors and assigns, and its and their current and future Affiliates (and Ceva hereby grants to DSPGI, its successors and assigns, and its and their current and future Affiliates), a nonexclusive, perpetual, irrevocable, royalty-free, worldwide right and license to prepare derivative works of and otherwise modify, make, reproduce, sell and otherwise distribute, transmit, import, and otherwise use and exploit the Transferable Licensing IP (except for the Transferable Domain Names and Transferable Marks) solely in connection with the design, development, testing, manufacture, sale and other distribution, support, and other use and exploitation of DSPGI Products, including the right and license to prepare derivative works of and otherwise modify, make, reproduce, sell and otherwise distribute, transmit, import, and otherwise use and exploit any DSPGI Products based on, incorporating or otherwise using all or any portion of the Transferable Licensing IP. Subject to the limitations set forth Section 2.2(b) below, the rights and licenses set forth in this Section 2.2(a) include (i) the right to disclose the Transferable Licensing IP, provided that such disclosure is solely for use and exploitation in connection with DSPGI Products and in accordance with the confidentiality obligations set forth in this Agreement, and (ii) a license under the Transferable Patents to make, use and sell DSPGI Products. Subject to the limitations set forth in
Section 2.2(b) below, the rights and licenses set forth in this Section 2.2(a) also include the right to grant licenses and/or sublicenses (with the rights of the licensees and/or sublicensees to grant further sublicenses) of any of the foregoing rights and licenses, provided that the licenses and/or sublicenses of
(A) the Existing Cores are limited to use and exploitation as part of DSPGI Products that offer material functions and features in addition to the Existing Cores themselves, and (B) the Other Transferable Licensing IP are limited to use and exploitation in connection with DSPGI Products.

   (b) Notwithstanding any rights retained by or granted to DSPGI or any other Transferring Entity in this Agreement or otherwise, DSPGI shall not, and shall ensure that each Transferring Entity shall not, under any circumstances grant any licenses or sublicenses of the Existing Cores (or disclose the designs of the Existing Cores constituting Ceva Confidential Information) to any third party, during the Noncompetition Period (as that term is defined in the Separation Agreement) other than in connection with the contracted design or manufacture of DSPGI Products by third parties for DSPGI, its successors and assigns, and its and their current and future Affiliates, provided that DSPGI, its successors and assigns, and its and their current and future Affiliates shall not provide any such designs of the Existing Cores to any such third party that has not previously executed a license/sublicense and/or confidentiality agreement on terms and conditions generally imposed by DSPGI for its own comparable materials, and provided further, that such licenses/sublicenses shall cover only the technology or information reasonably required by such contract designer or manufacturer in order to manufacture or design, as applicable, the DSPGI Products for DSPGI, its successors and assigns, and its and their current and future Affiliates.

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   (c) During the Noncompetition Period, if DSPGI desires to license and/or sublicense the Existing Cores to a customer or potential customer in a manner prohibited by Section 2.2(b), Ceva will, at its option, either (i) negotiate in good faith with DSPGI a non-exclusive, commercial license permitting such license and/or sublicense on terms and conditions and at pricing comparable to those Ceva makes generally available to other customers of such Existing Cores, or (ii) negotiate in good faith with such customer or potential customer such license and/or sublicense on terms and conditions and at pricing comparable to those Ceva makes generally available to other customers of such Existing Cores.

   SECTION 2.3. License of Transferable Marks. Subject to the terms and conditions of this Agreement, Ceva hereby grants to DSPGI, its successors and assigns, and its and their current and future Affiliates, a nonexclusive, perpetual, royalty-free, worldwide license to use the Transferable Marks solely in connection with DSPGI Products that incorporate, are based on or otherwise use the Transferable Licensing IP to which such Transferable Marks relate, including the marketing, advertising, packaging, sales and distribution of such DSPGI Products. DSPGI agrees that all goodwill arising out of the use of the Transferable Marks by DSPGI, its successors and assigns, and its and their current and future Affiliates will inure exclusively to the benefit of Ceva. DSPGI agrees to use the appropriate trademark legend (either "TM" or circled "R") with the first prominent use of the Transferable Marks in any marketing, advertising and packaging materials, to indicate Ceva's ownership of the Transferable Marks in accordance with the practices DSPGI generally uses to identify the owners of third-party marks that DSPGI is authorized to use, and, in connection with the use of the Transferable Marks, to conform substantially with other written trademark usage guidelines of Ceva notified to DSPGI which Ceva imposes on its licensees generally (and with which Ceva itself complies), provided that DSPGI, its successors and assigns, and its and their current and future Affiliates will have a reasonable opportunity to comply with any new or modified usage guidelines. DSPGI agrees to provide samples of such materials using the Transferable Marks to Ceva for its inspection upon Ceva's reasonable request, and DSPGI shall use commercially reasonable efforts to remedy any defect in its use of the Transferable Marks. If DSPGI fails to remedy any such defect within sixty (60) days of receiving Ceva's written notice describing such defect in detail, Ceva will have the right, upon written notice to DSPGI, to suspend DSPGI's license set forth in this Section 2.3 with respect to the DSPGI materials that contain such defect until such defect is remedied.

   SECTION 2.4. Support. Ceva shall make available (or cause to be made available) to DSPGI, its successors and assigns, and its and their current and future Affiliates, maintenance and support services for the Existing Cores and the Other Transferable Licensing IP solely to support the use and exploitation thereof authorized by this Agreement. Such maintenance and support services shall be of a scope and at rates comparable to those of and at which Ceva makes (or causes to be made) similar maintenance and support services available to its customers generally or, if it does not make such services available to its customers generally, it shall do so at market rates. For purposes of the determination of rates and other terms and conditions for the maintenance and support services, DSPGI, its successor and assigns, and its and their Affiliates shall be treated as a single customer. The maintenance and support services provided under this Section 2.4 shall include:

      (a) providing error corrections and other modifications to the Existing Cores and Other Transferable Licensing IP, telephone and email support, and assistance in diagnosis

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   and remedying of errors and defects in the Existing Cores and the Other
   Transferable Licensing IP, each in accordance with Ceva's standard support policies and practices; and

      (b) providing updates, upgrades, new versions and successors to the Existing Cores and Other Transferable Licensing IP, provided that Ceva shall have no obligation under this Section 2.4(b) until the Parties enter into a maintenance and support services agreement expressly covering such updates, upgrades, new versions or successor versions. The Parties shall negotiate the terms and conditions of a maintenance and support services agreement which is reasonably acceptable to both Parties.

                                  ARTICLE III

                  EMPLOYEE PROPRIETARY INFORMATION AGREEMENTS

   DSPGI, on behalf of itself and the Transferring Entities, hereby transfers and assigns to Ceva, and Ceva hereby accepts such transfer and assumes, all of the rights and obligations of the Transferring Entities under all agreements entered into by the Ceva Employees with the Transferring Entities, or any of them, relating to confidentiality, assignment of inventions and similar matters ("Employee Proprietary Information Agreements"), which agreements shall remain in full force and effect in accordance with their terms, provided that DSPGI shall retain its rights under the Employee Proprietary Information Agreements to the extent required to bring actions (at law, in equity or otherwise) for any breach of such Employee Proprietary Information Agreements relating to acts or omissions prior to the Effective Date by the Ceva Employees who become employees of Ceva. The Parties shall reasonably cooperate in connection with any action against any of the Ceva Employees.

                                  ARTICLE IV

                     TRANSFER OF OTHER TRANSFERABLE ASSETS

   DSPGI, on behalf of itself and the Transferring Entities, hereby irrevocably assigns and transfers to Ceva, and its successors and assigns, all of the right, title and interest of the Transferring Entities in and to the tangible assets, licenses and permits of its Licensing Business as described on Exhibit D to this Agreement and such other equipment, furniture and furnishings as are used principally by the Licensing Business ("Other Transferable Assets"), and Ceva and its successors and assigns hereby accept such assignment and transfer, and assume (and shall pay, perform and discharge when due) all obligations in respect to such Other Transferable Assets accruing from and after the Effective Date.

                                   ARTICLE V

              TRANSFER OF CERTAIN RELATED RIGHTS AND OBLIGATIONS

   SECTION 5.1. Assignment and Assumption of License Agreements. DSPGI, on behalf of itself and the Transferring Entities, hereby assigns and delegates to Ceva all of the rights and obligations of the Transferring Entities under all agreements under which the Transferring Entities, or any of them, have granted licenses of the Existing Cores to Third Parties, as described on Exhibit E to this Agreement (the "Third Party Licenses"), including all rights to royalties, license fees and other amounts payable thereunder, and Ceva hereby accepts such assignment and delegation, and assumes (and shall pay, perform and discharge when due) all

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obligations under the Third Party Licenses accruing from and after the
Effective Date. DSPGI represents and warrants to Ceva that the Transferring Entities and DSP Group Ltd. have not granted to any Third Party any licenses of the Existing Cores except pursuant to the Third Party Licenses described on Exhibit E to this Agreement.

   SECTION 5.2. Assignment and Assumption of Other Contracts. DSPGI, on behalf of itself and the Transferring Entities, hereby assigns and delegates to Ceva all of the rights and obligations of the Transferring Entities under the other contracts relating to the Transferable Licensing IP, Ceva Employees and/or the Other Transferable Assets described on Exhibit F to this Agreement (the "Other Contracts"), and Ceva hereby accepts such assignment and assumes (and shall pay, perform and discharge when due) all obligations under the Other Contracts accruing from and after the Effective Date.

                                  ARTICLE VI

               LICENSE TO CEVA OF CERTAIN INTELLECTUAL PROPERTY

   SECTION 6.1. Licensed Software Modules. Subject to the terms and conditions of this Agreement, DSPGI, on behalf of itself and the Transferring Entities, hereby grants to Ceva, its successors and assigns, and its and their current and future Affiliates a nonexclusive, perpetual, irrevocable, royalty-free, worldwide right and license, under the intellectual property rights of the Transferring Entities in and to the Licensed Software Modules and Licensed Chip Modules, to prepare derivative works of and otherwise modify, reproduce, and otherwise use such Licensed Software Modules and Licensed Chip Modules solely for internal use by Ceva, its successors and assigns, and its and their current and future Affiliates, for research and development (e.g., testing, benchmarking, etc.) of its and their own respective products. The parties agree to discuss in good faith broadening the scope of the license granted in this
Section 6.1 to allow Ceva to sell and otherwise distribute particular Licensed Software Modules and Licensed Chip Modules on a case-by-case basis upon mutually agreeable terms and conditions.

   SECTION 6.2. VP140 License. The Parties will negotiate in good faith an agreement under which VoicePump, Inc., a subsidiary of DSPGI, will grant to Ceva the right to sublicense to third-party semiconductor makers the right to develop and make semiconductor products based on the design of VoicePump's VP140 chip in exchange for a share of revenue (as defined by the mutual agreement of the Parties) derived by Ceva from such sublicenses in an amount equal to twenty-five percent (25%).

   SECTION 6.3. Process Information. Subject to the terms and conditions of this Agreement, DSPGI, on behalf of the Transferring Entities, hereby grants to Ceva, its successors and assigns, and its and their current and future Affiliates a nonexclusive, perpetual, irrevocable, royalty-free, worldwide right and license, under the intellectual property rights of the Transferring Entities in and to the Process Information, to prepare derivative works of and otherwise modify, reproduce, and otherwise use such Process Information solely for internal use by Ceva, its successors and assigns, and its and their current and future Affiliates, for the design and development of its and their own respective products.

   SECTION 6.4. Additional Necessary Licensed IP.

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      (a) To the extent, if any, that there is any Additional Necessary
   Licensed IP (e.g., development tools necessary for implementing the Existing Cores), DSPGI, on behalf of itself and the Transferring Entities, hereby grants to Ceva, its successors and assigns, and its and their current and future Affiliates a nonexclusive, perpetual, irrevocable, royalty-free, worldwide right and license, under the intellectual property rights of the Transferring Entities in and to such Additional Necessary Licensed IP, to prepare derivative works of and otherwise modify, make, reproduce, sell and otherwise distribute, transmit, import, and otherwise use and exploit such Additional Necessary Licensed IP to the extent necessary to continue operating the Licensing Business as currently conducted and currently contemplated to be conducted by the licensing division of DSPGI. Such right and license includes (i) the right to disclose such Additional Necessary Licensed IP, provided that such disclosure is in accordance with the confidentiality obligations set forth in this Agreement, and (ii) the right to grant licenses and/or sublicenses (with the rights of the licensees and/or sublicensees to grant further sublicenses) of all or any of the foregoing rights, in each case, to the extent necessary to continue operating the Licensing Business as currently conducted and currently contemplated to be conducted by the licensing division of DSPGI. Such Additional Necessary Licensed IP, if any, will be identified by Ceva during the two (2) year period commencing on the Effective Date, and DSPGI shall, from time to time upon the request of Ceva during such two (2) year period and without further consideration, deliver to Ceva, as applicable, copies of any tangible embodiments of any such Additional Necessary Licensed IP which DSPGI has not previously delivered to Ceva pursuant to this Agreement.

      (b) In addition, to the extent, if any, that any patents owned or licensed (with the right to sublicense) by the Transferring Entities as of the Effective Date or any patents issuing in respect of applications owned or licensed (with the right to sublicense) by the Transferring Entities as of the Effective Date are necessary to the continued development, distribution and licensing of the Existing Cores and Other Transferable Licensing IP as currently carried out and currently contemplated to be carried out by the licensing division of DSPGI, DSPGI, on behalf of itself and the Transferring Entities, hereby grants to Ceva, its successors and assigns, and its and their current and future Affiliates, a non-exclusive, perpetual, irrevocable, royalty-free, worldwide right and license to make, use and sell such Existing Cores and Other Transferable IP (provided that (i) any sublicense to Ceva, its successors and assigns, and its and their current and future Affiliates of any patents licensed to the Transferring Entities shall be subject to any restrictions and other terms and conditions of the license to the Transferring Entities or under which the Transferring Entities have the right to grant such sublicense and, without limitation of the generality of the foregoing, shall be subject to Ceva's making any payments required by the sublicense or the exercise of rights thereunder, and (ii) Ceva, its successors and assigns, and its and their current and future Affiliates indemnify and hold harmless (and shall indemnify and hold harmless) the Transferring Entities from any damages or other liabilities resulting from or relating to any breach of any terms and conditions of the license or sublicense by Ceva, its successors and assigns, and its and their current and future Affiliates).

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                                  ARTICLE VII

                                 CONSIDERATION

   In partial consideration of the assignments and licenses set forth herein, as of the Effective Date Ceva has issued and/or will issue to DSPGI shares of its Common Stock in accordance with the Separation Agreement.

                                 ARTICLE VIII

                                CONFIDENTIALITY

   SECTION 8.1. Disclosure Limitation. Each Party (as Receiving Party) shall use the same care and measures to protect the confidentiality of the Confidential Information of the other Party (as Disclosing Party) as the Receiving Party uses for its own confidential or proprietary information or material of a similar nature, but no less than a reasonable degree of care. Such measures shall include instructing and requiring all recipients of Confidential Information to maintain the confidentiality of such Confidential Information and restricting disclosure of such Confidential Information to those Representatives of the Receiving Party and its Affiliates, its and their contractors, suppliers and licensees, and other authorized third parties who have a "need to know" consistent with the purposes for which such Confidential Information is disclosed. The Receiving Party further agrees not to remove or destroy any proprietary rights or confidentiality legends or markings placed upon any documentation or other materials. Nothing in the foregoing will preclude the Receiving Party from performing its obligations or exercising its rights under this Agreement, including, without limitation, any disclosure inherent in any commercial activities authorized by this Agreement.

   SECTION 8.2. Permitted Disclosures. Notwithstanding Section 8.1, the Receiving Party may disclose the Disclosing Party's Confidential Information in the event that the Receiving Party is required (by the disclosure requirements of any rule, regulation, or form of any Governmental Authority or by interrogatories, requests for information or documents by any Governmental Authority or other Person in legal proceedings, subpoenas, civil investigative demands, or other similar processes) to disclose such Confidential Information, provided that the Receiving Party so required shall provide the Disclosing Party with prompt written notice of any such requirement so that the Disclosing Party may object to production and seek a protective order or other appropriate remedy, and/or waive compliance with the provisions of this Agreement. If the Disclosing Party objects to production and seeks a protective order or other appropriate remedy, the Receiving Party shall exercise commercially reasonable efforts (at the sole expense of the Disclosing Party) to cooperate, including, without limitation, by cooperating with the Disclosing Party to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such Confidential Information.

                                  ARTICLE IX

                           WARRANTY AND DISCLAIMERS

   SECTION 9.1. Authority. Each of DSPGI and Ceva hereby represents and warrants to the other that it has the corporate authority to enter into and perform its obligations under this Agreement, and its execution, delivery and performance of this Agreement have been duly and validly authorized.

   SECTION 9.2. Sufficiency. DSPGI, on behalf of itself and the Transferring Entities, hereby represents and warrants to Ceva that:

      (a) the Transferable Licensing IP (together with the Transferable Licensing IP under the Corage Ltd. Technology Transfer Agreement) constitutes all of the intellectual property assets of the Transferring Entities and DSP Group Ltd. that are used principally in the Licensing Business (as opposed to the Products Business) as currently conducted by the licensing division of the Transferring Entities and DSP Group Ltd.;

      (b) the assignments, licenses and other rights granted by the Transferring Entities to Ceva under this Agreement (together with the assignments, licenses and other rights granted by DSP Group Ltd. to Corage Ltd. under the Corage Ltd. Technology Transfer Agreement) accord to Ceva and Corage Ltd. the rights (as between the Transferring Entities and DSP Group Ltd., on one hand, and Ceva and Corage Ltd., on the other hand) with respect to the intellectual property assets of the Transferring Entities and DSP Group Ltd. that are necessary for continued operation of the Licensing Business as currently conducted by the licensing division of the Transferring Entities and DSP Group Ltd.;

      (c) the assignment and delivery of the Existing Cores, Other Transferable Licensing IP, Transferable Domain Names, Transferable Marks, Transferable Patents, and Other Transferable Assets to Ceva pursuant to this Agreement (together with the assignment and delivery of such assets to Corage, Ltd. pursuant to the Corage Ltd. Technology Transfer Agreement) has vested or will vest good title to such assets free and clear of all material liens, mortgages, pledges, security interests, prior assignments and similar encumbrances; and

      (d) the Other Contracts (together with the Other Contracts under the Corage Ltd. Technology Transfer Agreement) include all of the licenses under which the Transferring Entities and DSP Group Ltd. have obtained from third parties designs, development kits, emulators, tools, libraries, test suites, documentation, parts lists, board layouts, design materials, databases, know-how, methods, processes and work in progress used principally in the Licensing Business (as opposed to the Products Business) as currently conducted by the licensing division of Transferring Entities and DSP Group Ltd.

      (e) DSPGI's sole and exclusive liability, and Ceva's sole and exclusive remedy, for any breach by DSPGI of the warranties set forth in this Section
   9.2 will be that (i) the DSPGI will assign or license, and will cause the Transferring Entities to assign or license, to Ceva, at no cost to Ceva, any omitted assets to the extent necessary for DSPGI to achieve compliance with such warranties or DSPGI will obtain, or will cause the Transferring Entities to obtain, for Ceva, at no cost to Ceva, a reasonable substitute to such omitted assets, and (ii) if DSPGI fails to achieve such compliance within a reasonable period of time following receipt of notice of such breach from Ceva, DSPGI will pay the direct damages resulting from such breach. The rights and remedies set forth herein shall not be cumulative with those for breach of Section 11.2(b).

   SECTION 9.3. Limitation of Warranties.  EXCEPT AS EXPRESSLY PROVIDED IN THIS
ARTICLE IX, ALL OF THE ASSETS, RIGHTS, TECHNOLOGY, AND OTHER INFORMATION AND MATERIALS ASSIGNED, LICENSED OR OTHERWISE

CONVEYED IN CONNECTION WITH THIS AGREEMENT ARE PROVIDED "AS IS." NEITHER PARTY MAKES, AND NEITHER PARTY RECEIVES, ANY OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD-PARTY RIGHTS. WITHOUT LIMITATION OF THE GENERALITY OF THE FOREGOING, NEITHER PARTY MAKES, OR SHALL BE DEEMED TO MAKE, ANY REPRESENTATION OR WARRANTY THAT THE USE OR EXPLOITATION OF ANY PRODUCT WILL BE FREE FROM INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT OTHER THAN THE RIGHTS EXPRESSLY GRANTED HEREIN. THE FOREGOING WILL NOT SUPERSEDE OR LIMIT IN ANY WAY ANY REPRESENTATIONS OR WARRANTIES EXPRESSLY MADE BY THE PARTIES IN THE SEPARATION AGREEMENT OR THE COMBINATION AGREEMENT.

                                   ARTICLE X

                            LIMITATION Of LIABILITY

   NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NEITHER PARTY SHALL HAVE ANY LIABILITY WHATSOEVER FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, PUNITIVE, OR SPECIAL DAMAGES OF ANY KIND, OR ANY LOSS OF REVENUE OR PROFITS, LOSS OF BUSINESS, OR LOSS OF DATA, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF (OR THE CORAGE LTD. TECHNOLOGY TRANSFER AGREEMENT OR THE PROVISIONS OF THE SEPARATION AGREEMENT RELATED TO THIS AGREEMENT OR THE CORAGE LTD. TECHNOLOGY TRANSFER AGREEMENT), HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY (INCLUDING CONTRACT, TORT, OR OTHERWISE), EVEN IF INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. IN ADDITION, IN NO EVENT WILL THE AGGREGATE LIABILITY OF EITHER PARTY AND ITS AFFILIATES (INCLUDING, IN THE CASE OF DSPGI, DSP GROUP, LTD.) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF (OR THE CORAGE LTD. TECHNOLOGY TRANSFER AGREEMENT OR THE PROVISIONS OF THE SEPARATION AGREEMENT RELATED TO THIS AGREEMENT OR THE CORAGE LTD. TECHNOLOGY TRANSFER AGREEMENT) CUMULATIVELY EXCEED TEN MILLION US DOLLARS ($10,000,000). THE FOREGOING WILL NOT SUPERSEDE OR LIMIT IN ANY WAY THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THE COMBINATION AGREEMENT.

                                  ARTICLE XI

                               OTHER AGREEMENTS

   SECTION 11.1. No Rights to Updates. Except as otherwise expressly provided in this Agreement, (a) the assets, rights, technology, and other information and materials assigned, licensed or otherwise conveyed by each Party under this Agreement, including the Existing Cores, the Other Transferable Licensing IP, the Licensed IP Modules and the Process Information, are assigned, licensed and otherwise conveyed as such assets, rights, technology, and other information and materials exist as of the Effective Date, and (b) each Party retains all right, title and interest in and to any modifications made by or for such Party, and shall have no obligation to provide such modifications to the other Party. In addition, neither Party assumes any obligations other than those expressly set forth in this Agreement. Without limitation of the generality of the foregoing, neither Party is obligated to provide any consulting or technical assistance except as otherwise provided herein.

   SECTION 11.2. Further Assurances.

   (a) At any time and from time to time after the Effective Date, at the request of a Party, the other Party shall execute and deliver such written instruments and extend such other cooperation as may be necessary in the reasonable opinion of the other Party to effect, evidence, record or perfect any of the assignments, transfers, licenses and other rights (including retentions thereof) set forth in this Agreement, including execution and acknowledgement of assignments and other instruments.

   (b) To the extent that DSPGI or any Transferring Entity retains ownership of any assets or intellectual property rights used principally in the Licensing Business (as opposed to the Products Business), but which are not included in the Licensing Business Assets, at the request of Ceva during the two (2) year period commencing on the Effective Date, DSPGI, on behalf of itself and the Transferring Entities, covenants and agrees to transfer such assets and intellectual property rights to Ceva without any additional consideration, provided that such additional assets or intellectual property rights shall be subject to all the rights of DSPGI, its successors and assigns, and its and their current and future Affiliates set forth herein, including, without limitation, those set forth in Sections 2.2, 2.3 and 2.4. The rights and remedies for breach of this Section 11.2(b) shall be only those set forth in
Section 9.2 and shall not be cumulative with any other rights or remedies.

   SECTION 11.3. No Obligation to Obtain New Rights. Ceva acknowledges that, from and after the Effective Date, except only as set forth above in Section
11.2 and Article VIII, DSPGI has no obligation to preserve, protect, obtain or enforce any rights in the Transferable Licensing IP, including, without limitation, any obligation to register any copyright, to file or prosecute any patent application, or to bring actions for infringement or misappropriation of any Transferable Licensing IP. Neither this Agreement nor the conduct of either Party under this Agreement imposes or shall be deemed to impose any such obligation, by implication, estoppel, inference, or otherwise.

   SECTION 11.4. Maintenance of Transferable Licensing IP. As of the Effective Date, Ceva shall have the sole responsibility to execute and deliver such documents, pay such maintenance and other fees, and take such other measures as may be necessary or desirable to preserve, protect, obtain or enforce the Transferable Licensing IP and Ceva's rights therein, including, without limitation, prosecution and maintenance of any Transferable Patents, registration and maintenance of any Transferable Marks and Transferable Domain Names, and registration, renewal and recordation of any Other Intangible Property Rights, provided that DSPGI shall assist Ceva in connection with the foregoing in accordance with Section 11.2 without any additional consideration but subject to reimbursement of expenses.

   SECTION 11.5. Delivery. Upon the Effective Date, DSPGI shall deliver to Ceva (a) the tangible Other Transferable Assets, and (b) to the extent in DSPGI's possession, copies of tangible embodiments of the Transferring Entities of the Transferable Licensing IP, Third Party Licenses, employment agreements of Transferred Employees, intangible Other Transferable Assets, and Other Contracts. Notwithstanding the foregoing, each Party may retain copies of any assets, technology, and other information and materials assigned, licensed or otherwise conveyed to the other Party under this Agreement (except for tangible Other Transferable Assets as to which no copies can be made), solely to the extent necessary for such Party to exercise the rights expressly granted to such Party under this Agreement, and subject to the rights and obligations with respect thereto as set forth in this Agreement.

   SECTION 11.6. Residuals. Notwithstanding anything herein to the contrary, each Party may use residual information for any purpose, including without limitation use in development, manufacture, promotion, sale and maintenance of its products and services; provided that this right to residual information does not represent a license under any patents or copyrights of the other Party. The term "residual information" means any information that is retained in the unaided memories of a Party's personnel who have had access to the other Party's Confidential Information in accordance with this Agreement. An individual's memory is unaided if the individual has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it. This Section 11.6 does not imply any exception to, or limitation of, the obligations of the Parties under Section
6.3 of the Separation Agreement.

   SECTION 11.7. Interpretation of Rights. The Parties acknowledge and agree that (a) any right of a Party granted or referenced herein includes the right
(i) to have such right exercised for the benefit of such Party (e.g., the right to make includes the right to have made, the right to reproduce includes to right to have reproduced, etc.), and (ii) to make offers of such right (e.g., a right to sell includes the right to offer to sell), and (b) the right to distribute includes the right to distribute through multiple layers of distribution. In addition, the Parties acknowledge and agree that (1) an Affiliate of a Party shall have the right to exercise a right or license granted to such Affiliate hereunder only to the extent such Party so authorizes, and such Affiliate must be subject to (and agree to) any terms and conditions of this Agreement applicable to such right or license (e.g., limitations on use or confidentiality obligations with respect to the subject matter of such right or license), and (2) a successor or assign of DSPGI or Ceva shall have the right to exercise the rights and licenses granted to such successor or assign hereunder only if such successor or assign is subject to (and agrees to be bound by) all of the terms and conditions of this Agreement, to the same extent as DSPGI or Ceva, in accordance with Section 12.8.

   SECTION 11.8. Subject to Third Party Rights. Notwithstanding anything else in this Agreement, neither Party shall be obligated to assign, license or otherwise convey, or be deemed to assign, license or otherwise convey, any assets, rights, technology, or other information or materials owned by, or subject to the rights of, a Third Party, or any agreement with a Third Party, if and to the extent such Party does not have the right so to assign, license or convey, provided that such Party shall use commercially reasonable efforts to obtain the consent of the Third Party to any assignment, license or other conveyance contemplated by this Agreement at no charge to the assignee or licensee, as applicable (such efforts will include payment of any fees to the Third Party required to effect the assignment, license or conveyance). Each Party acknowledges and agrees that all assignments, licenses and other conveyances made hereunder are subject to the Third Party Licenses granted before the Effective Date.

   SECTION 11.9. No Obligation to Bring or Defend Legal Actions. Neither Party shall have any obligation hereunder to bring any claim or action against any third party for infringement or misappropriation of any of the intellectual property rights assigned or licensed hereunder, or to defend any claim or action brought by a third party with respect to any such intellectual property rights (including, without limitation, a claim or action with respect to the validity or enforceability of any such rights).

   SECTION 11.10. No Other Rights. The assignments, licenses and other conveyances of rights are only those expressly set forth in this Agreement. Neither Party assigns, licenses or otherwise conveys (or shall be deemed to assign, license or otherwise convey) any rights (whether by implication, estoppel, inference or otherwise, or by any conduct of a Party under this Agreement) other than as expressly set forth in this Agreement.

                                  ARTICLE XII

                                 MISCELLANEOUS

   SECTION 12.1. Relationship of Parties. Nothing contained in this Agreement shall be deemed to constitute either Party or any of its Affiliates the partner, agent, or legal representative of the other Party or its Affiliates or to create any fiduciary relationship for any purpose whatsoever. Except as otherwise specifically provided in this Agreement, nothing in this Agreement shall confer on either Party or any of its Affiliates any authority to act for, bind, or create or assume any obligation or responsibility on behalf of the other Party or its Affiliates.

   Section 12.2. Notices. All notices provided pursuant to this Agreement shall be delivered by personal delivery, overnight courier, or facsimile, and shall be deemed effective on the date on which delivery to the intended recipient of the notice was accomplished. Such notices shall be delivered to the following addresses:

               If to DSPGI:                     If to Ceva:

               Moshe Zelnick                    [Name]
               Chief Financial Officer          [Position]
               DSP Group Ltd.                   Ceva, Inc.
               5 Shenkar Street                 [address]
               Herzeliya 46120 Israel           [address]
               Fax: 972-9-954-1513              Fax:

   SECTION 12.3. Choice of Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware (other than as to its laws of arbitration which shall be governed under the Arbitration Act (as defined in the Separation Agreement) or other applicable federal law pursuant to Section 8.10 of the Separation Agreement), irrespective of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. Any dispute by either Party arising out of or relating to this Agreement shall be finally settled in accordance with the procedures and terms set forth in Article VIII of the Separation Agreement.

   SECTION 12.4. Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all previous communications, agreements, and understandings between the Parties relating to the subject matter hereof. Neither Party has entered into this Agreement in reliance upon any representation, warranty, or undertaking of the other Party that is not set out or referred to in this Agreement. If there is a conflict between this Agreement and the Separation and Distribution Agreement, the terms of this Agreement will govern

   SECTION 12.5. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

   SECTION 12.6. Headings. The section or other headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement. Unless otherwise stated, references to Sections herein are references to Sections hereof.

   SECTION 12.7. Amendments; Waivers. This Agreement may be amended, and the taking of any action required hereunder may be waived, by the written consent of each Party at the time such amendment or waiver is sought. No such waiver shall operate as a waiver of, or estoppel with respect to, any other action. No failure to exercise, and no delay in exercising, any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or at equity. The waiver of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

   SECTION 12.8. Successors; No Assignment. Each Party agrees that it will not assign, sell, delegate, or otherwise transfer, whether voluntarily or involuntarily, any right or obligation under this Agreement, provided, however, that either Party ("Assigning Party") may assign, sell, delegate and otherwise transfer this Agreement, together with all of the Assigning Party's rights and obligations hereunder without such approval in connection with a merger, reorganization, reincorporation into another state, or sale of all, or substantially all, of such Party's business and assets relating to this Agreement, if the assignee agrees to be bound by all of the terms and conditions of this Agreement to the same extent as the Assigning Party. For the purposes of this Section 12.8, the Parties hereby consent to the transactions contemplated by the Combination Agreement to occur on the Effective Date, provided that any successor to Ceva is subject to (and has agreed in writing to assume) any and all obligations, limitations, and liabilities applicable to Ceva set forth in this Agreement. Any purported assignment, sale, delegation or other transfer in violation of this Section 12.8 shall be null and void. Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

   SECTION 12.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

   SECTION 12.10. Recovery of Costs and Attorney's Fees. In any legal action, or other proceeding brought to enforce or interpret the terms of this Agreement, the substantially prevailing Party shall be entitled to reasonable attorney's fees and any other costs incurred in that proceeding in addition to any other relief to which it is entitled.

   SECTION 12.11. Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Parties (including their permitted successors and assigns), and not for the benefit of any Third Party.

   IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized Representatives as of the day and year first written above.


                                              DSP GROUP INC.

                                              By: /s/ Eliyahu Ayalon
                                                 -------------------------------
                                                 Eliyahu Ayalon
                                                 -------------------------------
                                                 Chief Executive Officer
                                                 -------------------------------

                                              CEVA, INC.

                                              By: /s/ Gideon Wertheizer
                                                 -------------------------------
                                                 Gideon Wertheizer
                                                 -------------------------------
                                                 President
                                                 -------------------------------

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